IQST - iQSTEL Meets Top Investment Banks in New York in Conjunction with Nasdaq Uplisting Objective

NEW YORK, Sept. 12th, 2024 -- iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com), a US-based, multinational, fully reporting, and audited publicly listed telecommunications and technology company, preparing for a Nasdaq uplisting, today released details regarding the company’s leadership team visit to New York last week. The company engaged in productive discussions with five investment banks specializing in supporting small-cap companies with market capitalizations below $500 million. Each of these banks expressed a strong interest in partnering with us, recognizing the significant potential in iQSTEL's growth trajectory and our journey towards uplisting to Nasdaq.

During these meetings, management shared the company’s strategic vision, plans for future growth, and recent substantial developments. We also discussed strategies to enhance and expand shareholder value, focusing on consolidating divisions, rebranding, and leveraging the Nasdaq uplisting to position iQSTEL on a much more substantial exchange, adding credibility and recognition our company now deserves.

To provide our valued shareholders a clearer picture of our path forward, we’ve summarized the core message of our presentation in the following letter:

Dear Valued Shareholders,

As we reflect on our remarkable journey and look ahead to an exciting future, I invite you to join us as we continue building on the success of iQSTEL. Our company, rooted in decades of experience in the telecommunications industry, has achieved exponential growth since its inception. With your continued support, we are poised to reach new heights.

Our Story: From Inception to Innovation

iQSTEL’s journey began with deep roots in the global telecommunications sector. My CFO, Alvaro Quintana, and I spent years managing international business at major telecom subsidiaries, Alvaro at Telecom Italia’s DIGITEL, and myself at Verizon’s Cantv. Together, we bring over 50 years of combined experience in international voice, SMS, fiber-optic, and satellite connectivity. Throughout our careers, we built strong business and personal relationships with the largest players in the telecom arena, further cementing the foundation for iQSTEL’s success. This wealth of knowledge and personal relations became the foundation for what would later become iQSTEL.

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In 2008, we co-founded Etelix with a focus on international voice services, leveraging our expertise and network to establish a strong foothold in the industry. By 2018, we transitioned into a publicly traded company, recognizing that this path would provide us access to capital markets, fueling the exponential growth we had envisioned. Today, iQSTEL stands as a leader in international telecommunications, constantly evolving and expanding into new, innovative areas.

Enhancing Shareholder Value

During our recent meetings with five investment banks in New York, we discussed our strategic initiatives for increasing shareholder value, including the consolidation of divisions, a comprehensive rebranding strategy, and the anticipated Nasdaq uplisting. The move to Nasdaq will place iQSTEL on a substantial exchange that brings added credibility, enhanced exposure, and broader access to investors, further driving shareholder value as we continue to scale our operations.

Explosive Growth and Strong Momentum

In 2018, iQSTEL generated $13.8 million in revenue. By 2023, we had reached $144.5 million, a tenfold increase in just five years. Our forecast for 2024 is set at $290 million, with $134 million already reported in the first half of the year. Historically, the second half of the year shows stronger results, reinforcing our confidence in achieving our forecast.

This rapid growth is a direct result of a strategic blend of acquisitions, ventures, and organic development. Since 2018, we have completed 11 acquisitions and ventures, primarily in telecommunications, carefully selecting companies that complement our existing portfolio and bringing in top industry executives to drive further expansion. In 2023, we reported $144.5 million in revenue, with $50 million—one-third of the total—coming from organic growth. For 2024, we expect to achieve $290 million in revenue, with $90 million in organic growth, again accounting for one-third of the total forecast.

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Our Executive Strength: A Deep Bench of Global Expertise

At iQSTEL, our success lies in our ability to integrate acquisitions and the top executive team as partners into our broader strategy, allowing synergies to propel organic growth. Today, we have 100 employees spread across 20 countries, operating in 17 time zones, and our business serves major telecom players like Verizon, T-Mobile, Telefonica, Telecom Italia, British Telecom, Deutsche Telecom, Vodafone, Millicom, Orange, Etisalat, China Telecom, among others.

Our executive team not only brings over 250 years of combined experience in telecommunications and international business, but also boasts deep connections with major companies worldwide. This structure allows us to take on significant new business without adding additional management, ensuring scalable and efficient growth as we continue to expand globally.

Our presence is global, with offices in Miami, Venezuela, Argentina, UK, Switzerland, Turkey, and Dubai. We maintain more than 400 high value network interconnections around the world, delivering international voice, SMS, and connectivity services that form the core of our business.

Strategic Focus on High-Margin SMS Services

Our current telecom voice services generate an 8% gross profit, while part of our SMS portfolio offers over 20% in gross margin. Over the past two years, we have rapidly developed this high-margin SMS portfolio, making it a key focus of our growth strategy. By increasing sales in this segment by just 10%, we can achieve the equivalent of a 25% increase in our voice services. A key justification for acquiring QXTEL was the SMS portfolio it brings, which aligns perfectly with our strategy to prioritize higher-margin products. This shift positions us to steadily grow our operating income while maintaining our current business trajectory.

Selective and Strategic Acquisitions and Ventures

In acquiring our 11 subsidiaries and ventures, we carefully selected targets that added, focusing on adding top executives in the international telecom arena while gaining high-value in terms of products, strategic customer relationships, and expanding our international footprint. This approach has allowed us to establish a strong business position and maintain a high quality of service across the U.S., Latin America, Europe, Africa, and the Middle East.

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Preparing for Nasdaq: A Strategic Approach

We have been diligently preparing for our uplisting to Nasdaq for two years, a pivotal moment for iQSTEL. We have already met almost all the requirements, including the establishment of an Independent Board of Directors, Audit Committee, Compensation Committee, Ethics Code Committee, and fulfilling the shareholders’ equity requirement, among others. The only remaining requirement is achieving the minimum price per share, a matter we have communicated in detail to our 22,000 shareholders.

In conjunction with the Nasdaq uplisting, we are implementing several strategic initiatives, including:

  A complete branding strategy led by a professional marketing agency.
  Consolidating the ownership of our subsidiaries to create a streamlined business structure.
  Implementing a unified technological platform to enable synergies, cross-selling, and up-selling across our product and service lines.

These measures are designed to accelerate our growth and profitability. By reducing costs through platform consolidation and refining our business operations, we anticipate adding $2 million to our operating income. Simultaneously, our growing revenue base enables us to expand without significant new cost contributions, leading to an even more rapid increase in our bottom line.

A Bright Future: High-Margin Products and Strategic Growth

We believe iQSTEL has a brilliant future, and we are laying the groundwork for sustained success. Over the past few years, we have built a strong business platform, positioning ourselves to offer additional high-margin products and services to our existing telecom customers. This is the cornerstone of our long-term strategy to develop high-tech, high-margin products in emerging sectors.

Our efforts are already underway in key areas like Fintech, Electric Vehicles (EV), and AI-driven services. These products will not only diversify our revenue streams but also leverage our existing relationships with major telecom clients, creating significant cross-selling opportunities.

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Path to $1 Billion in Revenue

Our ambitious business plan projects iQSTEL achieving $500 million in organic revenue by 2027, with $20 million in operating income. Beyond that, we are actively exploring a strategic acquisition that could double our business size, positioning us to reach $1 billion in revenue by 2027, with $40 million in operating income. This strategic acquisition, and being a $1 billion revenue corporation, will serve as catalysts for growth while also preparing the company for investments in fiber-optic networks, cell towers, data centers, and satellite systems. Our current plan to continue building and expanding iQSTEL spans the next 20-30 years.

Funding and the Road Ahead

In order to support our vision and strengthen our balance sheet, we are seeking to raise up to $10 million within the 6 months. These funds will be used in part to restructure existing debt and reinforce our balance sheet as we prepare for our Nasdaq uplisting. iQSTEL management firmly believes the company is currently undervalued. Our revenue per share was $0.83 in December 2023, and we expect to reach $1.50 by the end of 2024. With a current trading price of $0.17 per share, we believe there is a significant opportunity

We are actively selecting an investment bank to guide us through the final stage of our Nasdaq uplisting and drive our continued growth, positioning us to seize every opportunity and maximize our potential in the short, mid, and long term.

A Call to iQSTEL’s Future

iQSTEL is at an inflection point, and the next few years will define our success for decades to come. We are building a company that will not only thrive today but will also stand the test of time, with a vision to lead in the telecommunications, fintech, EV, and AI spaces.

We genuinely believe that now is the time to be part of this journey in iQSTEL, as we continue to deliver on our promises and create lasting value for our shareholders. Thank you for your trust and support.

Sincerely,

Leandro Jose Iglesias
CEO, and Chairman, iQSTEL Inc.

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About IQSTEL (updated):

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based, multinational publicly listed company preparing for a Nasdaq up-listing with an FY2023 $144 million revenue, and with a $290 Million Dollar Revenue forecast and a Positive Operating Income of 7 digits forecast for FY-2024. iQSTEL's mission is to serve basic human needs in today's modern world by making the necessary tools accessible regardless of race, ethnicity, religion, socioeconomic status, or identity.  iQSTEL recognizes that in today's modern world, the pursuit of the human hierarchy of needs (physiological, safety, relationship, esteem and self-actualization) is marginalized without access to ubiquitous communications, the freedom of virtual banking, clean affordable mobility and information and content. iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: Telecommunications, Fintech, Electric Vehicles and Metaverse.

•	The Enhanced Telecommunications Services Division (Communications) includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
•	The Fintech Division (Financial Freedom) includes remittances services, top up services, Master Card Debit Card, a US Bank Account (No SSN required), and a Mobile App.
•	The Electric Vehicles (EV) Division (Mobility) offers Electric Motorcycles and plans to launch a Mid Speed Car.
•	The Artificial Intelligence (AI)-Enhanced Metaverse Division (information and content) includes an enriched and immersive white label proprietary AI-Enhanced Metaverse platform to access products, services, content, entertainment, information, customer support, and more in a virtual 3D interface.

The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions.  iQSTEL has completed 11 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions.

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Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website
www.iqstel.com

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